UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          TOMBSTONE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


               COLORADO                                   51-0541963
               --------                                   ----------
       (State or jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                    Identification No.)


     2400 CENTRAL AVENUE, SUITE G. BOULDER, CO 80301 / PHONE (303) 684-6644
     ---------------------------------------------------------------------
          (Address and telephone number of principal executive offices)



           Securities to be registered under Section 12(b) of the Act:

 Title of each class to                              Name of each exchange
    be so registered                                on which each class is
                                                       to be registered
--------------------------                          ------------------------

     Not Applicable                                      Not Applicable


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box /_/

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box /X/

Securities  Act  registration  statement file number to which this form relates:
333-138184

           Securities to be registered under Section 12(g) of the Act:

                                  COMMON STOCK
                                  ------------
                                (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Securities" of the Prospectus included in the Registrant's Registration Statement filed with the Securities and Exchange Commission on October 23, 2006, and declared effective on August 19, 2007 and the Registrant's Post-Effective Amendment No. 2 filed with the Securities and Exchange Commission on May 9, 2008 and declared effective on May 13, 2008 and is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

ITEM 2. EXHIBITS



  -------- ---------------------------------------------------- ----------------
  NUMBER   DESCRIPTION
  3.1      Articles of Incorporation.                           *
  3.2      Articles  of  Amendment  - Name  Change - Stack the  *
            Deck, Inc. to Tombstone Cards, Inc.
  3.2 (b) Articles of Amendment - Name Change - Tombstone Attached hereto Cards, Inc. to Tombstone Technologies, Inc.
  3.3      Bylaws of Tombstone Cards, Inc.                      *
  10.1     "A" Warrant Form                                     *
  10.2     "B" Warrant Form                                     *
  10.3     Capital Merchant Banc Warrant Form                   *
  10.4     Employee Stock Warrant Form                          *
  10.5     William H. Reilly Warrant Form                       *
  10.6     Dale Stonedahl Warrant Form                          *
  10.7     Revised Garden State Securities Warrant Form         **
  10.8     Consulting  Agreement  with Capital  Merchant Banc,  *
           LLC
  10.9     Garden State Securities Finder's Fee Agreement       *
  10.10    2006 Tombstone Cards, Inc. Option Plan               *
  -------- ---------------------------------------------------- ----------------

* Incorporated by reference to the Form S-1 Registration Statement (#333-138184) filed with the Securities and Exchange Commission on October 24, 2006.

**   Incorporated   by  reference  to  the  Form  S-1   Registration   Statement
(#333-138184) filed with the Securities and Exchange Commission on January 8, 2007.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tombstone Technologies, Inc.



By:/s/John N. Harris
--------------------------------------------
John N. Harris, President and CEO

Dated: December 3, 2008